UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 11, 2012

NOVAVAX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-26770	22-2816046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9920 Belward Campus Drive Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(240) 268-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Novavax, Inc. (the “Company”), held its Annual Meeting of Stockholders on June 11, 2012 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders elected Richard H. Douglas, Ph.D., Gary C. Evans and John O. Marsh Jr. J.D., as Class II directors to serve on the Company’s Board of Directors until the Company’s 2015 Annual Meeting of Stockholders. The results of the stockholders’ votes with respect to the election of these directors were as follows:

	For	Withheld	Broker Non-Votes
Richard H. Douglas, Ph.D.	52,789,910	2,340,139	42,044,452
Gary C. Evans	46,633,207	8,496,842	42,044,452
John O. Marsh Jr., J.D.	52,496,537	2,633,512	42,044,452

In addition, the Company’s stockholders voted to ratify the selection of Grant Thornton LLP as the Company’s independent auditor for the fiscal year ending December 31, 2012. The results of the stockholders’ votes with respect to this proposal were as follows:

	For	Against	Abstain
Ratification of Independent Auditor	96,076,677	675,151	422,673

Finally, the Company’s stockholders also voted to increase by 4,000,000 shares the amount of shares that it may offer under the Company’s 2005 Stock Incentive Plan. The results of the stockholders’ votes with respect to this proposal were as follows:

	For	Against	Abstain	Broker Non-Votes
Vote to increase the number of shares under the 2005 Stock Incentive Plan by 4,000,000	44,899,640	9,796,820	433,589	42,044,452

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc. (Registrant)

June 15, 2012	By:	/s/ John A. Herrmann III
	Name:	John A. Herrmann III
	Title:	Vice President, General Counsel and Corporate Secretary